Exhibit 32

                           SECTION 1350 Certifications


         In connection with the Quarterly Report of Magellan Petroleum Corporation (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James R. Joyce, President, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


November 12, 2003                      By: /s/ James R. Joyce
                                       ---------------------------------------
                                            James R. Joyce:
                                            President, Chief Executive Officer
                                            and Chief Accounting
                                            and Financial Officer